EXHIBIT 99

FOR IMMEDIATE RELEASE

NEWS RELEASE
Triad Guaranty Inc.
NASDAQ Symbol: TGIC
www.triadguaranty.com
---------------------

Contact:  Ken Jones
          Senior Vice President, Chief Financial Officer
          800-451-4872 ext.1105
          kjones@tgic.com
          ---------------

                      TRIAD GUARANTY INC. REPORTS EARNINGS
                     OF $17.3 MILLION FOR THE FIRST QUARTER

WINSTON-SALEM, N.C., April 26, 2007-- Triad Guaranty Inc. (NASDAQ: TGIC) today reported net income for the quarter ended March 31, 2007 of $17.3 million compared with $18.6 million for the same quarter a year ago, a decrease of 7%. Diluted earnings per share were $1.16 for the first quarter of 2007 compared with $1.25 for the first quarter of 2006, a decrease of 7%. Realized investment gains, net of taxes, increased diluted earnings per share by $0.03 in the first quarter of 2007 and $0.04 the first quarter of 2006.

Mark K. Tonnesen, President and Chief Executive Officer, said, " The highlight for the quarter was our continued success in new production which contributed to the 34% top line growth in earned premiums. Strong Primary production during the quarter coupled with improved persistency enabled our total insurance in force to grow 28% compared to a year ago. Changes in the market place - including tax deductibility for mortgage insurance, problems evidenced in sub prime, widening credit spreads, a flat yield curve, and a concurrent movement toward more traditional underwriting and products - have favored our business. We view this as an opportunity for Triad."

Mr. Tonnesen continued, "That said, it remains difficult navigating through these unsettled times in the housing and mortgage markets. Most challenging in the short term is weakness in the housing market. Home prices are generally flat to declining and housing inventories are growing steadily, placing continued pressure on the amount of paid claims and our ability to effectively mitigate potential losses. The result for the first quarter was continued building of reserves and a quarterly loss ratio of 50.9%. Our strategy to limit our exposure to the sub prime market has proven wise. However, we have changed our portfolio profile over time to include more Alt A product and recently more potential negative amortization mortgages. These products continue to perform as expected but require our ongoing diligent review as they season further."

Total insurance in force reached $61.5 billion at March 31, 2007, compared with $48.2 billion a year ago. Insurance in force included Primary of $38.0 billion and Modified Pool of $23.5 billion at March 31, 2007, compared with $29.9 billion and $18.3 billion, respectively, a year earlier. New insurance written during the first quarter of 2007 totaled $7.6 billion compared with $6.5 billion in the first quarter of 2006. Primary new insurance written for the first quarter of 2007 was $5.7 billion, up significantly from $1.9 billion in the first quarter of 2006. New insurance written attributable to Modified Pool transactions, which can vary substantially from quarter to quarter, totaled $1.9 billion in the first quarter of 2007, down from $4.6 billion for the same period of 2006. In the supplemental data accompanying this release, we have included expanded information regarding potential negative amortization mortgages, which have grown to be a meaningful portion of our new insurance written and insurance in force.

Earned premiums for the first quarter of 2007 were $63.9 million, an increase of $16.1 million over the same period a year ago. The increase in earned premiums was due almost equally to the growth in both Primary and Modified Pool insurance in force over the past year. Persistency was 77.0% at March 31, 2007 compared with 71.1% at March 31, 2006.

Incurred losses for the first quarter were $32.6 million, down from $41.3 million in the fourth quarter of 2006 and significantly up from $16.4 million in the first quarter of 2006. Total paid claims for the first quarter of 2007 were $17.7 million, up $1.1 million from the fourth quarter of 2006 and up $3.3 million from $14.4 million in the first quarter of 2006. Primary severity on paid claims was $31,300 in the first quarter of 2007, up 11% from $28,100 experienced in the fourth quarter of 2006 and up from $26,300 in the first quarter of 2006. The Primary delinquency rate declined to 2.35% at March 31, 2007 compared with 2.47% at December 31, 2006 and 2.46% at March 31, 2006. The Modified Pool delinquency rate increased to 2.93% at March 31, 2007, compared with 2.67% and 2.02% at December 31, 2006 and March 31, 2006, respectively, reflecting the continued seasoning of insurance in force during the last twelve months.

The Company's loss ratio was 50.9% for the first quarter of 2007 compared with 44.7% for the full year 2006. The Company's expense ratio was 22.8% for the first quarter of 2007 compared to 24.6% for the full year 2006.

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing credit enhancement solutions to its lender customers and the capital markets. This allows buyers to achieve homeownership sooner, facilitates the sale of mortgage loans in the secondary market and protects lenders from credit default-related expenses. For more information, please visit the Company's web site at http://www.triadguaranty.com

Diluted realized investment gains/(losses) per share, net of taxes is a non-GAAP measure. We believe this is relevant and useful information to investors because, except for losses on impaired securities, it shows the effect that the Company's discretionary sale of investments had on earnings.

This document may contain forward-looking statements that involve various risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Attention is directed to the discussion of risk and uncertainties as part of the Safe Harbor statement under the Private Securities Litigation Reform Act of 1995 contained in the Company's most recent annual report, Form 10-K and other reports filed with the Securities and Exchange Commission.

                                    - ### -
  (Relevant Triad Guaranty Inc. financial statistics follow this news release.)

                          Triad Guaranty Inc.
                     Consolidated Income Statement
                              (Unaudited)

                                                                Three Months Ended
                                                                     March 31,
                                                               2007              2006
                                                               ----              ----
                                                                (Dollars in thousands
                                                              except per share amounts)
Premiums written:
  Direct                                                     $ 78,408          $ 59,312
  Ceded                                                       (12,701)          (10,970)
                                                             --------          --------
          Net premiums written                               $ 65,707          $ 48,342
                                                             ========          ========

Earned premiums                                              $ 63,949          $ 47,890
Net investment income                                           7,349             6,222
Net realized investment gains (losses)                            761               900
Other income (losses)                                               2                (2)
                                                             --------          --------
  Total revenues                                               72,061            55,010

Net losses and loss adjustment expenses                        32,581            16,351
Interest expense on debt                                          694               693
Amortization of deferred policy acquisition costs               4,624             3,862
Other operating expenses - net                                 10,330             8,513
                                                             --------          --------
Income before income taxes                                     23,832            25,591

Income taxes                                                    6,510             7,038
                                                             --------          --------
Net income                                                   $ 17,322          $ 18,553
                                                             ========          ========

Basic earnings per share                                     $   1.17          $   1.26
Diluted earnings per share                                   $   1.16          $   1.25

Weighted average common and common
   stock equivalents outstanding (in thousands)
  Basic                                                        14,819            14,758
  Diluted                                                      14,946            14,862

NON-GAAP INFORMATION:
Diluted realized investment gains (losses)
   per share, net of taxes                                   $   0.03          $   0.04

                               Triad Guaranty Inc.
                           Consolidated Balance Sheet

                                                        (Unaudited)                   (Unaudited)
                                                         March 31,     December 31,    March 31,
                                                            2007           2006           2006
                                                            ----           ----           ----
                                                      (Dollars in thousands except per share amounts)
Assets:
   Invested assets:
      Fixed maturities, available for sale, at market   $  608,945     $  586,594     $  541,393
      Equity securities, available for sale, at market       9,921         10,417          9,987
      Other Investments                                      5,000          5,000              -
      Short-term investments                                45,294          5,301          5,053
                                                        ----------     ----------     ----------
                                                           669,160        607,312        556,433

   Cash and cash equivalents                                10,429         38,609         13,743
   Deferred policy acquisition costs                        35,035         35,143         33,904
   Prepaid federal income tax                              166,693        166,908        139,465
   Other assets                                             50,198         47,659         42,433
                                                        ----------     ----------     ----------
        Total assets                                    $  931,515     $  895,631     $  785,978
                                                        ==========     ==========     ==========

Liabilities:
   Losses and loss adjustment expenses                  $   98,721     $   84,352     $   52,614
   Unearned premiums                                        15,022         13,193         13,944
   Deferred income tax                                     180,232        176,483        159,180
   Long-term debt                                           34,512         34,510         34,503
   Other liabilities                                        15,876         16,869         10,530
                                                        ----------     ----------     ----------
       Total liabilities                                   344,363        325,407        270,771
Stockholders' equity:
   Retained earnings                                       470,398        453,076        405,995
   Accumulated other comprehensive income                   10,157         12,018          7,211
   Other equity accounts                                   106,597        105,130        102,001
                                                        ----------     ----------     ----------
      Total stockholders' equity                           587,152        570,224        515,207
                                                        ----------     ----------     ----------
Total liabilities and stockholders' equity              $  931,515     $  895,631     $  785,978
                                                        ==========     ==========     ==========

Stockholders' equity per share:
   Including unrealized investment gains                $    39.38     $    38.38     $    34.74
   Excluding unrealized investment gains                $    38.70     $    37.57     $    34.25

Common shares outstanding                               14,908,523     14,856,401     14,831,560

                               Triad Guaranty Inc.
                  Sequential Quarterly Statistical Information
                                   (Unaudited)

                                            Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,
                                             2007      2006      2006      2006      2006      2005       2005      2005     2005
                                             ----      ----      ----      ----      ----      ----       ----      ----     ----
                                                               (Dollars in millions unless otherwise indicated)
INSURANCE IN FORCE
------------------
Primary insurance in force:
  - Flow business                          $ 35,366  $ 32,779  $ 31,012  $ 30,064  $ 29,510  $ 29,364  $ 29,327  $ 28,904  $ 28,314
  - Structured bulk transactions              2,616     1,330     1,094       719       381       428       492       585       687
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
    Total Primary insurance in force         37,982    34,109    32,106    30,783    29,891    29,792    29,820    29,489    29,001
Modified Pool insurance in force             23,507    22,719    21,779    20,022    18,309    14,615    13,406    10,018     9,217
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
    Total insurance in force               $ 61,489  $ 56,828  $ 53,885  $ 50,804  $ 48,200  $ 44,407  $ 43,225  $ 39,507  $ 38,218
                                           ========  ========  ========  ========  ========  ========  ========  ========  ========
Number of insured loans:
  - Primary                                 239,326   225,531   219,287   216,458   215,736   217,397   219,159   219,256   217,657
  - Modified Pool                           114,711   112,555   110,650   107,653   101,934    85,091    78,241    59,581    55,182
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
    Total number of insured loans           354,037   338,086   329,937   324,111   317,670   302,488   297,400   278,837   272,839
                                           ========  ========  ========  ========  ========  ========  ========  ========  ========
Average loan size:
  - Primary                                $  158.7  $  151.2  $  146.4  $  142.2  $  138.6  $  137.0  $  136.1  $  134.5  $  133.2
  - Modified Pool                          $  204.9  $  201.9  $  196.8  $  186.0  $  179.6  $  171.8  $  171.3  $  168.1  $  167.0

Credit quality of primary insurance
 in force(1)
  Prime                                       77.1%     80.4%     81.5%     82.9%     84.6%     84.9%     85.5%     86.2%     87.2%
  Alt-A                                       19.1%     15.4%     14.1%     12.3%     10.4%      9.9%      9.2%      8.4%      7.6%
  A Minus                                      3.2%      3.5%      3.6%      3.9%      4.1%      4.2%      4.3%      4.4%      4.3%
  Sub Prime                                    0.6%      0.7%      0.8%      0.9%      0.9%      1.0%      1.0%      1.0%      1.0%

Primary Alt A insurance in force by
 credit score:
  FICO between 620 and 659                     8.9%     10.1%     11.6%     14.4%     17.9%     19.2%     20.0%     21.6%     22.7%
  FICO between 660 and 699                    30.9%     32.5%     33.9%     34.4%     34.0%     33.9%     34.4%     36.6%     38.0%
  FICO between 700 and 739                    33.7%     31.9%     30.3%     28.2%     27.1%     26.4%     26.0%     23.8%     22.7%
  FICO greater than 739                       26.5%     25.5%     24.2%     22.9%     21.0%     20.5%     19.6%     18.0%     16.5%

Potential Negative Amortization
  Mortgages (PNAM)
  % of Primary Insurance in Force             14.3%    11.7%
  % of Modified Pool Insurance in Force       19.9%    21.2%

Credit quality of Primary PNAM
  Prime                                       30.8%    35.1%
  Alt-A                                       69.1%    64.7%
  A Minus                                      0.1%     0.2%
  Sub Prime                                    0.0%     0.0%

Primary flow insurance in force subject to
  captive reinsurance arrangements            57.9%     61.0%     62.9%     62.7%     59.7%     59.0%     58.3%     57.2%     56.7%

Primary annual persistency rate               77.0%     76.6%     75.3%     72.7%     71.1%     70.0%     69.7%     70.9%     69.0%

(1) The Credit  Quality of loans notated above are defined as followed:  Prime -All  business  that is not Alt A, A-, or  subprime;
Alt A - Loans  with  credit scores >=  620 and  that were underwritten  with low  or no documentation;  A minus -Loans with credit scores >= 575 and <= 619;  Subprime - Loans with credit scores less than 575

                               Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                            Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,
                                             2007      2006      2006      2006      2006      2005       2005      2005     2005
                                             ----      ----      ----      ----      ----      ----       ----      ----     ----
                                                               (Dollars in millions unless otherwise indicated)
RISK IN FORCE - PRIMARY
-----------------------
Primary net risk in force:
  - Flow business                          $  8,094  $  7,447  $  7,016  $  6,781  $  6,652  $  6,624  $  6,647  $  6,509  $  6,351
  - Structured bulk business                    843       377       305       185       127       143       159       191       223
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
    Total Primary net risk in force        $  8,937  $  7,824  $  7,321  $  6,966  $  6,779  $  6,767  $  6,806  $  6,700  $  6,574
                                           ========  ========  ========  ========  ========  ========  ========  ========  ========
Primary risk in force by credit score
  FICO less than 575                           0.5%      0.6%      0.7%      0.7%      0.8%      0.8%      0.9%      1.0%      1.0%
  FICO between 575 and 619                     3.2%      3.6%      3.7%      3.9%      4.1%      4.3%      4.4%      4.6%      4.6%
  FICO between 620 and 659                    15.9%     16.4%     16.7%     17.3%     17.8%     17.9%     18.2%     18.3%     18.1%
  FICO between 660 and 699                    24.7%     24.5%     24.5%     24.5%     24.5%     24.4%     24.4%     24.6%     24.7%
  FICO between 700 and 739                    25.9%     25.2%     24.7%     24.2%     23.9%     23.9%     23.8%     23.7%     23.8%
  FICO greater than 739                       29.8%     29.7%     29.8%     29.3%     28.9%     28.7%     28.3%     27.9%     27.8%

Primary risk in force by policy year
  2001 and prior                               3.7%      4.4%      5.0%      5.7%      6.4%      6.9%      7.6%      8.6%      9.7%
  2002                                         4.6%      5.5%      6.3%      7.1%      8.0%      8.6%      9.5%     11.1%     12.6%
  2003                                        14.3%     17.1%     19.4%     22.0%     24.6%     26.6%     29.3%     33.4%     37.3%
  2004                                        13.9%     16.8%     19.3%     21.9%     24.4%     26.1%     28.2%     31.4%     34.2%
  2005                                        19.6%     23.4%     26.3%     29.1%     31.3%     31.8%     25.4%     15.5%      6.2%
  2006                                        30.5%     32.8%     23.7%     14.2%      5.3%        -         -         -         -
  2007                                        13.5%        -         -         -         -         -         -         -         -

Primary risk in force by loan type:
  - Fixed                                     66.2%     70.1%     71.0%     72.6%     73.8%     73.7%     73.6%     74.1%     75.6%
  - ARM (positive amortization)               19.9%     18.3%     19.4%     19.8%     21.3%     22.2%     23.1%     23.9%     23.7%
  - ARM (potential negative amortization)     13.9%     11.6%      9.6%      7.6%      4.9%      4.1%      3.3%      2.0%      0.7%

Primary risk in force by property type:
  - Condominium                               10.1%      9.6%      9.2%      8.7%      8.3%      7.8%      7.5%      7.2%      7.1%
  - Other (principally single-
     family detached)                         89.9%     90.4%     90.8%     91.3%     91.7%     92.2%     92.5%     92.8%     92.9%

Primary risk in force by occupancy status:
  - Primary residence                         88.1%     89.4%     89.7%     90.3%     91.3%     91.9%     92.7%     92.9%     93.3%
  - Second home                                7.7%      7.4%      7.0%      6.2%      5.3%      4.6%      3.9%      3.7%      3.4%
  - Non-owner occupied                         4.2%      3.2%      3.3%      3.5%      3.4%      3.5%      3.4%      3.4%      3.3%

Primary risk in force by mortgage amount:
  - $200,000 or less                          53.9%     58.4%     61.3%     64.3%     66.7%     67.7%     68.5%     69.9%     70.9%
  - Greater than $200,000                     46.1%     41.6%     38.7%     35.7%     33.3%     32.3%     31.5%     30.1%     29.1%

Potential Negative Amortization
   Mortgages (PNAM)
 % of total Primary risk in force-
     Flow business                            13.7%     10.7%
 % of total Primary risk in force-
     Bulk business                            16.1%     30.9%
 % of total Primary risk in force-Total       13.9%     11.6%

Primary PNAM risk in force by credit score
  FICO less than 575                           0.0%      0.0%
  FICO between 575 and 619                     0.1%      0.2%
  FICO between 620 and 659                     9.0%      7.9%
  FICO between 660 and 699                    28.8%     29.7%
  FICO between 700 and 739                    33.7%     33.6%
  FICO greater than 739                       28.4%     28.6%

                               Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                            Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,
                                             2007      2006      2006      2006      2006      2005       2005      2005     2005
                                             ----      ----      ----      ----      ----      ----       ----      ----     ----
                                                               (Dollars in millions unless otherwise indicated)
RISK IN FORCE - MODIFIED POOL
-----------------------------
Modified Pool gross risk in force          $    933  $    890  $    837  $    764  $    751  $    616  $    579  $    489  $    462
 Deductibles on gross risk                 $    114  $    101  $     94  $     90  $     83  $     71  $     68  $     59  $     53

Modified Pool risk in force by credit
 score(2):
  FICO less than 575                           0.1%      0.2%      0.2%      0.2%      0.2%      0.2%      0.2%      0.3%      0.3%
  FICO between 575 and 619                     0.7%      0.8%      0.9%      1.0%      1.0%      1.1%      1.2%      1.6%      1.8%
  FICO between 620 and 659                    10.9%     11.3%     11.6%     12.0%     12.2%     14.2%     14.8%     17.4%     18.3%
  FICO between 660 and 699                    31.3%     31.0%     30.6%     30.2%     29.9%     31.1%     31.5%     33.2%     33.1%
  FICO between 700 and 739                    29.8%     29.4%     29.4%     29.5%     29.7%     28.4%     28.1%     27.2%     26.7%
  FICO greater than 739                       27.2%     27.3%     27.3%     27.1%     27.1%     25.0%     24.1%     20.2%     19.7%

Modified Pool risk in force by policy year
  2001 and prior                               2.8%      3.1%      3.7%      4.3%      4.7%      6.3%      8.0%     10.1%     11.9%
  2002                                         3.4%      3.7%      4.3%      5.2%      5.8%      7.9%     10.1%     13.3%     16.3%
  2003                                        14.7%     15.4%     16.4%     18.1%     18.4%     22.6%     24.2%     28.8%     30.7%
  2004                                        16.0%     16.6%     17.6%     19.5%     19.6%     24.1%     26.0%     31.0%     32.9%
  2005                                        29.2%     30.4%     32.3%     35.6%     35.9%     39.2%     31.7%     16.8%      8.2%
  2006                                        29.9%     30.8%     25.7%     17.3%     15.4%        -         -         -         -
  2007                                         4.0%        -         -         -         -         -         -         -         -

Modified Pool risk in force by loan type(2):
  - Fixed                                     28.2%     31.0%     32.1%     35.5%     32.5%     41.3%     43.2%     47.9%     49.9%
  - ARM (positive amortization)               59.4%     55.6%     56.1%     58.7%     65.8%     58.7%     56.8%     52.1%     50.1%
  - ARM (potential negative amortization)     12.4%     13.4%     11.8%      5.8%      1.7%      0.0%      0.0%      0.0%      0.0%

Modified Pool risk in force by
 property type(2):
  - Condominium                                8.9%      8.0%      7.3%      7.2%      6.7%      5.9%      4.8%      2.2%      1.4%
  - Other (principally single-
      family detached)                        91.1%     92.0%     92.7%     92.8%     93.3%     94.1%     95.2%     97.8%     98.6%

Modified Pool risk in force by
  occupancy status(2):
  - Primary residence                         73.8%     73.7%     73.7%     73.9%     74.2%     74.2%     74.7%     74.9%     75.0%
  - Second home                                6.1%      6.2%      6.0%      5.9%      5.9%      5.7%      5.7%      5.7%      5.3%
  - Non-owner occupied                        20.1%     20.1%     20.3%     20.2%     19.9%     20.1%     19.6%     19.4%     19.7%
Modified Pool risk in force by
  mortgage amount(2):
  - $200,000 or less                          37.1%     38.4%     39.6%     41.9%     42.9%     46.4%     46.3%     47.1%     47.5%
  - Greater than $200,000                     62.9%     61.6%     60.4%     58.1%     57.1%     53.6%     53.7%     52.9%     52.5%

Potential Negative Amortization
  Mortgages (PNAM)(2)
  %of total Modified Pool risk in force       12.4%     13.4%

Modified Pool PNAM risk in force by
 credit score(2)
  FICO less than 575                           0.0%      0.0%
  FICO between 575 and 619                     0.1%      0.1%
  FICO between 620 and 659                     8.6%      8.5%
  FICO between 660 and 699                    32.5%     32.2%
  FICO between 700 and 739                    29.3%     29.3%
  FICO greater than 739                       29.5%     29.9%

2)  Percentages  represent  distribution  of direct risk in force (RIF) on a per policy basis and do not account for applicable stop loss amounts.

                               Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                            Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,
                                             2007      2006      2006      2006      2006      2005       2005      2005     2005
                                             ----      ----      ----      ----      ----      ----       ----      ----     ----
                                                               (Dollars in millions unless otherwise indicated)
PRODUCTION
----------
New insurance written (NIW):
  - Primary flow business                  $  4,372  $  3,612  $  2,844  $  2,559  $  1,947  $  2,263  $  3,091  $  2,941  $  2,161
  - Primary structured bulk business          1,327       304       436       385         1         -         2         -        30
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
      Total Primary                           5,699     3,916     3,280     2,944     1,948     2,263     3,093     2,941     2,191
  - Modified Pool                             1,925     2,130     2,956     2,980     4,606     2,255     4,526     1,798     2,103
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
      Total NIW                            $  7,624  $  6,046  $  6,236  $  5,924  $  6,553  $  4,518  $  7,619  $  4,739  $  4,294
                                           ========  ========  ========  ========  ========  ========  ========  ========  ========

New risk written:
  - Primary (gross)                        $  1,576  $    991  $    865  $    730  $    490  $    583  $    822  $    723  $    540
  - Modified Pool                                69        78       106        92       142        55        97        46        62
                                           --------  --------  --------  --------  --------  --------  --------  --------  --------
      Total new risk written               $  1,645  $  1,069  $    971  $    822  $    633  $    638  $    919  $    769  $    602
                                           ========  ========  ========  ========  ========  ========  ========  ========  ========

Primary NIW by loan-to-value ratio (LTV):
  - Greater than 95%                          26.2%     16.2%     20.7%     12.2%     10.1%     11.0%     14.1%     11.6%     13.2%
  - 90.01% to 95.00%                          23.8%     25.3%     23.3%     22.0%     25.0%     35.9%     43.0%     30.7%     30.1%
  - 90.00% and below                          50.0%     58.5%     56.0%     65.8%     64.9%     53.1%     42.9%     57.7%     56.7%

Potential Negative Amortization
 Mortgages (PNAM)
  % of total Primary NIW                      29.2%     28.6%
  % of total Modified Pool NIW                 3.0%     40.3%

Primary PNAM NIW by loan-to-value
  ratio (LTV):
  - Greater than 95%                           1.7%      5.3%
  - 90.01% to 95.00%                          25.4%     17.3%
  - 90.00% and below                          72.9%     77.5%

Modified Pool PNAM NIW by loan-to-value
  ratio (LTV):
  - 80.00% and below                         100.0%    100.0%

Percent of Primary NIW from refinancings      44.1%     41.5%     28.9%     32.5%     33.5%     28.6%     26.5%     33.6%     34.9%

Percent of Primary flow NIW subject to
  captive reinsurance arrangements            28.1%     31.9%     61.5%     61.2%     55.1%     55.1%     58.1%     54.6%     47.4%

Note: The Company  periodically  enters into structured  transactions  involving loans that  have insurance  effective dates within the current  reporting  period but  for  which  detailed  loan  information  regarding  the  insured  loans  is  not provided until later.  When this occurs,  the  Company accrues due premium in the reporting period based on each loan's  insurance  effective date;
however,  the loans are not  reflected  in the Company's in force and related data totals until the loan level detail is reported to the Company. At March 31, 2007, the Company had approximately  $1.899 billion of structured transactions with effective dates within the first quarter for which loan level detail had not been received.

                               Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                            Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,
                                             2007      2006      2006      2006      2006      2005       2005      2005     2005
                                             ----      ----      ----      ----      ----      ----       ----      ----     ----
                                                               (Dollars in millions unless otherwise indicated)
DELINQUENCIES AND CLAIM INFORMATION
-----------------------------------
Total primary delinquent loans                5,632     5,565     5,201     5,001     5,302     5,617     4,537     4,189     4,319
  - Flow business                             5,335     5,265     4,892     4,666     4,908     5,147     4,097     3,752     3,872
  - Bulk business                               297       300       309       335       394       470       440       437       447

Total Modified Pool delinquent loans          3,366     3,001     2,387     1,944     2,055     2,136     1,565     1,549     1,553
  - Structured with deductibles               2,176     1,897     1,578     1,330     1,383     1,388       920       829       748
  - Structured without deductibles            1,190     1,104       809       614       672       748       645       720       805

Total primary delinquency rate                2.35%     2.47%     2.37%     2.31%     2.46%     2.58%     2.07%     1.91%     1.98%

Modified Pool delinquency rate                2.93%     2.67%     2.16%     1.81%     2.02%     2.51%     2.00%     2.60%     2.81%

Potential Negative Amortization
 Mortgages (PNAM)
  Primary PNAM delinquent loans                 227       142
  Primary PNAM delinquency rate
     (of total Primary PNAM loans)            1.37%     1.12%

  Modified Pool PNAM delinquent loans            64        37
  Modified Pool PNAM delinquency rate
       (of total Modified Pool PNAM loans)    0.51%     0.28%

Primary average severity ($ thousands)     $   31.3  $   28.1  $   25.7  $   25.8  $   26.2  $   26.2  $   26.2  $   28.9  $   24.7
    - Flow business                        $   31.1  $   27.9  $   25.0  $   25.0  $   26.0  $   24.9  $   26.1  $   29.0  $   24.9
    - Bulk business                        $   34.0  $   29.8  $   37.6  $   32.5  $   27.4  $   40.5  $   27.4  $   27.6  $   21.0

Primary net paid claims ($ thousands)      $ 16,447  $ 15,100  $ 13,016  $ 13,501  $ 13,305  $ 11,562  $ 11,982  $ 12,147  $  8,681
    - Flow business                        $ 15,122  $ 13,880  $ 11,887  $ 11,614  $ 11,444  $ 10,021  $ 10,555  $ 10,931  $  8,283
    - Bulk business                        $  1,325  $  1,220  $  1,129  $  1,887  $  1,861  $  1,540  $  1,427  $  1,216  $    398

Modified Pool average
  severity ($ thousands)                   $   23.7  $   26.2  $   18.8  $   19.4  $   16.4  $   18.0  $   22.0  $   24.5  $   17.6

Modified Pool net paid claims($ thousands) $  1,281  $  1,493  $    603  $    930  $  1,100  $    862  $  1,475  $  1,150  $    970

Risk in Default (without deductibles)
 ($ thousands)                             $292,434  $265,415  $220,204  $197,014  $204,934  $220,030  $180,154  $168,368  $179,605
Reserves as Percent of Risk at Default        33.8%     31.8%     27.3%     27.9%     25.7%     23.2%     23.2%     22.9%     19.4%

FINANCIAL INFORMATION
---------------------
Loss ratio - GAAP                             50.9%     70.9%     35.7%     34.1%     34.1%     48.9%     38.4%     42.0%     27.4%
Expense ratio - GAAP                          22.8%     22.8%     24.8%     25.6%     25.6%     26.4%     26.1%     26.4%     28.1%
Combined ratio - GAAP                         73.7%     93.7%     60.5%     59.7%     59.7%     75.3%     64.5%     68.4%     55.5%

Risk-to-capital ratio                        13.8:1    12.5:1    12.0:1    11.8:1    12.3:1    12.6:1    13.0:1    13.1:1    13.7:1